UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 23, 2014

INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9 Oak Park Drive Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 457-5000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On June 23, 2014, Insulet Corporation (the “Company”) entered into a Settlement and License Agreement (the “Settlement Agreement”) with Becton, Dickinson and Company (“BD”) to settle the pending patent infringement lawsuit brought by BD against the Company.
In exchange for a release of claims, covenant not to sue and license to the patents in suit from BD, the Settlement Agreement provides that the Company will make a one-time payment of $5 million to BD (the “Settlement Payment”) and give BD a license to a single Company patent relating to an environmental seal for a fluid delivery device. In addition to the Settlement Payment, it is expected that the Company’s legal and other expenses associated with the lawsuit will be up to approximately $2.0 million in the second quarter of 2014.
Following the Company’s payment of the Settlement Payment, the parties will promptly move to dismiss the pending lawsuit by BD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

June 27, 2014	By:	/s/ Brian Roberts
Chief Financial Officer